Exhibit 99.1

NEWS RELEASE
Media Contact:                                Investor Relations Contact:
Michele Long                                Sheila Spagnolo
Phone (610) 251-1000                            Phone (610) 251-1000
mmlong@triumphgroup.com                        sspagnolo@triumphgroup.com

TRIUMPH GROUP REPORTS SECOND QUARTER FISCAL 2018 RESULTS

Reaffirms Fiscal Year 2018 Guidance

BERWYN, Pa. - November 8, 2017 - Triumph Group, Inc. (NYSE: TGI) (“Triumph” or the “Company”) today reported financial results for its second quarter of fiscal year 2018, which ended September 30, 2017.

Second Quarter Fiscal 2018 Highlights

•	Net sales were $745.2 million.

•	Operating income was $18.8 million. On an adjusted basis, operating income was $50.6 million, reflecting an adjusted operating margin of 7%.

•	Net loss was ($5.4) million, or ($0.11) per share. On an adjusted basis, net income was $25.7 million, or $0.52 per diluted share.

•	Cash used in operations was $200.0 million, and free cash use was $210.7 million.

•	Management reaffirms net sales guidance of $3.1 to $3.2 billion and continues to expect organic sales growth in fiscal 2019.

•	Management maintains guidance for adjusted earnings per diluted share of $2.25 to $2.75 and free cash use of $450 to $500 million.
“Triumph Group’s second quarter results were consistent with our expectations,” stated Daniel J. Crowley, Triumph’s president and chief executive officer. “Aftermarket sales in Product Support grew both sequentially and year-over-year, and operating margins in Product Support and Integrated Systems remained strong. Profitability improved in Aerospace Structures, reflecting the progress we are making with our transformation initiatives.  On an adjusted basis, Precision Components was profitable and remains a significant opportunity to contribute to the bottom line as we rationalize our facility footprint and further reduce costs.”

Mr. Crowley continued, “Our book-to-bill ratio was above one for the quarter and backlog increased both sequentially and year-over-year to $4.3 billion, led by a 7% quarterly growth in Integrated Systems’ backlog largely due to military programs. In addition, we were selected in September as a supplier of choice for the Boeing T-X trainer. Our favorable backlog trends demonstrate our progress towards our goal of driving organic growth on a sustained basis. We enhanced our financial strength with the refinancing of $500 million of debt and the sale of our Embee metal finishing company in September. These actions enable reinvestment in new areas of opportunity.  Our achievements during the quarter are further evidence of the strategic and operational changes we are making to solidify the foundation for a stronger, more profitable company.”

Second Quarter Fiscal Year 2018 Overview

After accounting for divestitures, sales were down 12% organically, as anticipated, primarily due to the completion of and production rate reductions on previously disclosed programs along with the timing of deliveries on certain programs. These factors were partially offset by increased production on the 767/Tanker and Global Hawk/Triton programs.

Operating income of $18.8 million included $20.4 million loss on divestiture and $11.4 million of transformation related expenses. Net loss for the second quarter of fiscal year 2018 was ($5.4) million, or a loss of ($0.11) per share. Triumph’s results included the following:

($ millions except EPS)	Pre-tax	After-tax	Diluted EPS
Income (Loss) from Continuing Operations - GAAP	$(6.5)	$(5.4)	$(0.11)

Loss on divestiture	20.4	20.4	0.41
Refinancing costs	2.0	1.6	0.03
Transformation related costs:
Restructuring costs (non-cash)	1.3	1.0	0.02
Restructuring costs (cash)	10.1	8.1	0.16

Adjusted Income from Continuing Operations - non-GAAP	$27.2	$25.7	$ 0.52*
*Difference due to rounding

The number of shares used in computing diluted earnings per share for the second quarter of fiscal year 2018 was 49.6 million.

For the quarter ended September 30, 2017, cash use from operations was $200.0 million, as anticipated, due to the liquidation of customer advances received in fiscal year 2017 along with spending on key development programs transitioning into production, transformation related costs and reduced vendor financing.

Outlook

Based on anticipated aircraft production rates and completed divestitures, the Company continues to expect that revenue for fiscal year 2018 will be approximately $3.1 to $3.2 billion,

and expects revenue to increase in fiscal year 2019 as development programs enter production and sales from new wins offset sunsetting programs. Additionally, the Company continues to expect fiscal year 2018 adjusted earnings per diluted share of $2.25 to $2.75, and free cash use of $450 to $500 million.

The Company’s current outlook adjusts for transformation related and refinancing costs, as well as any gains/losses on completed divestitures, but does not take into account the impact of any potential future divestitures.

Conference Call

Triumph Group will hold a conference call today, November 8th at 8:30 a.m. (ET) to discuss the second quarter fiscal year 2018 results. The conference call will be available live and archived on the Company’s website at http://www.triumphgroup.com. A slide presentation will be included with the audio portion of the webcast. An audio replay will be available from November 8th to November 15th by calling (855) 859-2056 (Domestic) or (404) 537-3406 (International), passcode #1599357.

About Triumph Group

Triumph Group, Inc., headquartered in Berwyn, Pennsylvania, designs, engineers, manufactures, repairs and overhauls a broad portfolio of aircraft structures, components, accessories, subassemblies and systems. The Company serves a broad, worldwide spectrum of the aviation industry, including original equipment manufacturers of commercial, regional, business and military aircraft and aircraft components, as well as commercial and regional airlines and air cargo carriers.

More information about Triumph can be found on the Company’s website at www.triumphgroup.com.

Forward Looking Statements

Statements in this release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including statements of expectations of or assumptions about financial and operational performance, revenues, earnings per share, cash flow or use, cost savings and operational efficiencies and organizational restructurings. All forward-looking statements involve risks and uncertainties which could affect the Company’s actual results and could cause its actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. Further information regarding the important factors that could cause actual results to differ from projected results can be found in Triumph Group’s reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2017.

FINANCIAL DATA (UNAUDITED) ON FOLLOWING PAGES

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
CONDENSED STATEMENTS OF INCOME	2017	2016	2017	2016

Net sales	$745,156	$874,769	$1,526,845	$1,768,022

Operating income	18,848	70,486	37,257	117,212

Interest expense and other	25,375	17,896	46,393	36,023
Income tax (benefit) expense	(1,149)	17,783	(1,827)	26,648

Net (loss) income	$(5,378)	$34,807	$(7,309)	$54,541

Earnings per share - basic:

Net (loss) income	$(0.11)	$0.71	$(0.15)	$1.11

Weighted average common shares outstanding - basic	49,428	49,304	49,400	49,281

Earnings per share - diluted:

Net (loss) income	$(0.11)	$0.70	$(0.15)	$1.10

Weighted average common shares outstanding - diluted	49,428	49,432	49,400	49,429

Dividends declared and paid per common share	$0.04	$0.04	$0.08	$0.08

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except share data)

BALANCE SHEET	Unaudited	Audited
	September 30,	March 31,
	2017	2017
Assets
Cash and cash equivalents	$33,669	$69,633
Accounts receivable, net	330,134	311,792
Inventories, net of unliquidated progress payments of $429,185 and $222,485	1,368,715	1,340,175
Prepaid and other current assets	28,850	30,064
Assets held for sale	—	21,255
Current assets	1,761,368	1,772,919

Property and equipment, net	768,884	805,030
Goodwill	1,124,864	1,142,605
Intangible assets, net	533,630	592,364
Other, net	93,200	101,682

Total assets	$4,281,946	$4,414,600

Liabilities & Stockholders' Equity
Current portion of long-term debt	$22,883	$160,630
Accounts payable	388,221	481,243
Accrued expenses	528,788	674,379
Liabilities related to assets held for sale	—	18,008
Current liabilities	939,892	1,334,260

Long-term debt, less current portion	1,409,130	1,035,670
Accrued pension and post-retirement benefits, noncurrent	549,211	592,134
Deferred income taxes, noncurrent	70,325	68,107
Other noncurrent liabilities	457,543	537,956

Stockholders' Equity:
Common stock, $.001 par value, 100,000,000 shares authorized, 52,460,920 and 52,460,920 shares issued; 49,632,547 and 49,573,029 shares outstanding	51	51
Capital in excess of par value	848,078	846,807
Treasury stock, at cost, 2,828,373 and 2,887,891 shares	(181,072)	(183,696)
Accumulated other comprehensive loss	(379,422)	(396,178)
Retained earnings	568,210	579,489
Total stockholders' equity	855,845	846,473

Total liabilities and stockholders' equity	$4,281,946	$4,414,600

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

SEGMENT DATA	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net Sales:
Integrated Systems	$233,765	$245,367	$471,900	$502,723
Aerospace Structures	249,284	320,283	525,260	651,879
Precision Components	229,156	259,458	466,026	514,060
Product Support	68,366	85,826	134,799	170,025
Elimination of inter-segment sales	(35,415)	(36,165)	(71,140)	(70,665)
	$745,156	$874,769	$1,526,845	$1,768,022

Operating Income (Loss):
Integrated Systems	$42,087	$45,797	$89,504	$93,783
Aerospace Structures	11,513	24,867	11,231	34,031
Precision Components	(1,611)	12,063	(4,875)	4,281
Product Support	11,233	14,265	19,670	28,324
Corporate	(44,374)	(26,506)	(78,273)	(43,207)
	$18,848	$70,486	$37,257	$117,212

Operating Margin %
Integrated Systems	18.0%	18.7%	19.0%	18.7%
Aerospace Structures	4.6%	7.8%	2.1%	5.2%
Precision Components	(0.7)%	4.6%	(1.0)%	0.8%
Product Support	16.4%	16.6%	14.6%	16.7%
Consolidated	2.5%	8.1%	2.4%	6.6%

Depreciation and Amortization:
Integrated Systems	$9,588	$10,157	$19,539	$20,461
Aerospace Structures	19,046	18,385	38,437	36,347
Precision Components	10,259	14,016	18,008	28,345
Product Support	1,667	2,452	3,405	4,936
Corporate	308	276	610	659
	$40,868	$45,286	$79,999	$90,748

Amortization of Acquired Contract Liabilities:
Integrated Systems	$(9,299)	$(9,136)	$(16,602)	$(19,473)
Aerospace Structures	(17,670)	(20,647)	(38,963)	(39,085)
Precision Components	(929)	(694)	(1,806)	(1,267)
	$(27,898)	$(30,477)	$(57,371)	$(59,825)

Capital Expenditures:
Integrated Systems	$1,455	$2,595	$4,020	$5,823
Aerospace Structures	2,702	3,759	7,119	7,592
Precision Components	5,094	3,503	9,156	8,405
Product Support	769	703	1,030	1,333
Corporate	670	684	1,450	814
	$10,690	$11,244	$22,775	$23,967

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures

We prepare and publicly release quarterly unaudited financial statements prepared in accordance with GAAP. In accordance with Securities and Exchange Commission (the "SEC") guidance on Compliance and Disclosure Interpretations, we also disclose and discuss certain non-GAAP financial measures in our public releases. Currently, the non-GAAP financial measure that we disclose is Adjusted EBITDA, which is our net income before interest, income taxes, amortization of acquired contract liabilities, curtailments, settlements and early retirement incentives, legal settlements, depreciation and amortization. We disclose Adjusted EBITDA on a consolidated and an operating segment basis in our earnings releases, investor conference calls and filings with the SEC. The non-GAAP financial measures that we use may not be comparable to similarly titled measures reported by other companies. Also, in the future, we may disclose different non-GAAP financial measures in order to help our investors more meaningfully evaluate and compare our future results of operations to our previously reported results of operations.

We view Adjusted EBITDA as an operating performance measure and, as such, we believe that the GAAP financial measure most directly comparable to it is net income. In calculating Adjusted EBITDA, we exclude from net income the financial items that we believe should be separately identified to provide additional analysis of the financial components of the day-to-day operation of our business. We have outlined below the type and scope of these exclusions and the material limitations on the use of these non-GAAP financial measures as a result of these exclusions. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as a measure of liquidity, as an alternative to net income (loss), income from continuing operations, or as an indicator of any other measure of performance derived in accordance with GAAP. Investors and potential investors in our securities should not rely on Adjusted EBITDA as a substitute for any GAAP financial measure, including net income (loss) or income from continuing operations. In addition, we urge investors and potential investors in our securities to carefully review the reconciliation of Adjusted EBITDA to net income set forth below,  in our earnings releases and in other filings with the SEC and to carefully review the GAAP financial information included as part of our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K that are filed with the SEC, as well as our quarterly earnings releases, and compare the GAAP financial information with our Adjusted EBITDA.

Adjusted EBITDA is used by management to internally measure our operating and management performance and by investors as a supplemental financial measure to evaluate the performance of our business that, when viewed with our GAAP results and the accompanying reconciliation, we believe provides additional information that is useful to gain an understanding of the factors and trends affecting our business. We have spent more than 20 years expanding our product and service capabilities partially through acquisitions of complementary businesses. Due to the expansion of our operations, which included acquisitions, our net income has included significant charges for depreciation and amortization. Adjusted EBITDA excludes these charges and provides meaningful information about the operating performance of our business, apart from charges for depreciation and amortization. We believe the disclosure of Adjusted EBITDA helps investors meaningfully evaluate and compare our performance from quarter to quarter and from year to year. We also believe Adjusted EBITDA is a measure of our ongoing operating performance because the isolation of non-cash income and expenses, such as amortization of acquired contract liabilities, depreciation and amortization, and non-operating items, such as interest and income taxes, provides additional information about our cost structure, and, over time, helps track our operating progress. In addition, investors, securities analysts and others have regularly relied on Adjusted EBITDA to provide a financial measure by which to compare our operating performance against that of other companies in our industry.

Set forth below are descriptions of the financial items that have been excluded from our net income to calculate Adjusted EBITDA and the material limitations associated with using this non-GAAP financial measure as compared to net income:

•
Divestitures may be useful for investors to consider because they reflect gains or losses from sale of operating units. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.

•
Legal settlements may be useful to investors to consider because they reflect gains or losses from disputes with third parties. We do not believe that these gains or losses necessarily reflect the current and ongoing cash earnings related to our operations.

(Continued)
FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

•
Curtailments, settlements and early retirement incentives may be useful to investors to consider because it represents the current period impact of the change in defined benefit obligation due to the reduction in future service costs. We do not believe these charges (gains) necessarily reflect the current and ongoing cash earnings related to our operations.

•
Amortization of acquired contract liabilities may be useful for investors to consider because it represents the non-cash earnings on the fair value of below market contracts acquired through acquisitions. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.

•
Amortization expenses (including impairments) may be useful for investors to consider because it represents the estimated attrition of our acquired customer base and the diminishing value of product rights and licenses. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•
Depreciation may be useful for investors to consider because they generally represent the wear and tear on our property and equipment used in our operations. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•
The amount of interest expense and other we incur may be useful for investors to consider and may result in current cash inflows or outflows. However, we do not consider the amount of interest expense and other to be a representative component of the day-to-day operating performance of our business.

•
Income tax expense may be useful for investors to consider because it generally represents the taxes which may be payable for the period and the change in deferred income taxes during the period and may reduce the amount of funds otherwise available for use in our business.  However, we do not consider the amount of income tax expense to be a representative component of the day-to-day operating performance of our business.

Management compensates for the above-described limitations of using non-GAAP measures by using a non-GAAP measure only to supplement our GAAP results and to provide additional information that is useful to gain an understanding of the factors and trends affecting our business.

(Continued)
FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

The following table shows our Adjusted EBITDA reconciled to our net income for the indicated periods (in thousands):

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA):
Net (Loss) Income	$(5,378)	$34,807	$(7,309)	$54,541

Add-back:
Income tax (benefit) expense	(1,149)	17,783	(1,827)	26,648
Interest expense and other	25,375	17,896	46,393	36,023
Pension settlement charge	523	—	523	—
Loss on divestitures	20,371	4,774	20,371	4,774
Amortization of acquired contract liabilities	(27,898)	(30,477)	(57,371)	(59,825)
Depreciation and amortization	40,868	45,286	79,999	90,748

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$52,712	$90,069	$80,779	$152,909

Net Sales #	$745,156	$874,769	$1,526,845	$1,768,022

Adjusted EBITDA Margin #	7.3%	10.7%	5.5%	9.0%

# Net Sales includes Amortization of Acquired Contract Liabilities. Since Adjusted EBITDA excludes Amortization of Acquired
Contract Liabilities, we've also excluded it from Net Sales in arriving at Adjusted EBITDA margin throughout this document.

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended September 30, 2017
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	Total	Integrated Systems	Aerospace Structures	Precision Components	Product Support	Corporate/Eliminations

Net Loss	$(5,378)

Add-back:
Income tax benefit	(1,149)
Interest expense and other	25,375

Operating Income (Loss)	$18,848	$42,087	$11,513	$(1,611)	$11,233	$(44,374)

Loss on divestiture	20,371	—	—	—	—	20,371
Pension settlement charge	523	—	—	—	—	523
Amortization of acquired contract liabilities	(27,898)	(9,299)	(17,670)	(929)	—	—
Depreciation and amortization	40,868	9,588	19,046	10,259	1,667	308

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$52,712	$42,376	$12,889	$7,719	$12,900	$(23,172)

Net Sales	$745,156	$233,765	$249,284	$229,156	$68,366	$(35,415)

Adjusted EBITDA Margin	7.3%	18.9%	5.6%	3.4%	18.9%	n/a

	Six Months Ended September 30, 2017
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	Total	Integrated Systems	Aerospace Structures	Precision Components	Product Support	Corporate/Eliminations

Net Loss	$(7,309)

Add-back:
Income tax benefit	(1,827)
Interest expense and other	46,393

Operating Income (Loss)	$37,257	$89,504	$11,231	$(4,875)	$19,670	$(78,273)

Loss on divestiture	20,371	—	—	—	—	20,371
Pension settlement charge	523	—	—	—	—	523
Amortization of acquired contract liabilities	(57,371)	(16,602)	(38,963)	(1,806)	—	—
Depreciation and amortization	79,999	19,539	38,437	18,008	3,405	610

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$80,779	$92,441	$10,705	$11,327	$23,075	$(56,769)

Net Sales	$1,526,845	$471,900	$525,260	$466,026	$134,799	$(71,140)

Adjusted EBITDA Margin	5.5%	20.3%	2.2%	2.4%	17.1%	n/a

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended September 30, 2016
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	Total	Integrated Systems	Aerospace Structures	Precision Components	Product Support	Corporate / Eliminations

Net Income	$34,807

Add-back:
Income tax expense	17,783
Interest expense and other	17,896

Operating Income (Loss)	$70,486	45,797	$24,867	$12,063	$14,265	(26,506)

Loss on divestiture	4,774	—	—	—	—	4,774
Amortization of acquired contract liabilities	(30,477)	(9,136)	(20,647)	(694)	—	—
Depreciation and amortization	45,286	10,157	18,385	14,016	2,452	276

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$90,069	$46,818	$22,605	$25,385	$16,717	$(21,456)

Net Sales	$874,769	$245,367	$320,283	$259,458	$85,826	$(36,165)

Adjusted EBITDA Margin	10.7%	19.8%	7.5%	9.8%	19.5%	n/a

	Six Months Ended September 30, 2016
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	Total	Integrated Systems	Aerospace Structures	Precision Components	Product Support	Corporate / Eliminations

Net Income	$54,541

Add-back:
Income tax expense	26,648
Interest expense and other	36,023

Operating Income (Loss)	$117,212	$93,783	$34,031	$4,281	$28,324	(43,207)

Loss on divestiture	4,774	—	—	—	—	4,774
Amortization of acquired contract liabilities	(59,825)	(19,473)	(39,085)	(1,267)	—	—
Depreciation and amortization	90,748	20,461	36,347	28,345	4,936	659

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$152,909	$94,771	$31,293	$31,359	$33,260	$(37,774)

Net Sales	$1,768,022	$502,723	$651,879	$514,060	$170,025	$(70,665)

Adjusted EBITDA Margin	9.0%	19.6%	5.1%	6.1%	19.6%	n/a

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except per share data)

Non-GAAP Financial Measure Disclosures (continued)

Adjusted income from continuing operations, before income taxes, adjusted income from continuing operations and adjusted income from continuing operations per diluted share, before non-recurring costs has been provided for consistency and comparability. These measures should not be considered in isolation or as alternatives to income from continuing operations before income taxes, income from continuing operations and income from continuing operations per diluted share presented in accordance with GAAP. The following tables reconcile income from continuing operations before income taxes, income from continuing operations, and income from continuing operations per diluted share, before non-recurring costs

	Three Months Ended
	September 30, 2017
	Pre-Tax	After-Tax	Diluted EPS
Loss from Continuing Operations - GAAP	$(6,527)	$(5,378)	$(0.11)
Adjustments:
Loss on divestiture	20,371	20,371	0.41
Refinancing costs	1,986	1,589	0.03
Restructuring cost (non-cash)	1,295	1,036	0.02
Restructuring costs (cash)	10,101	8,081	0.16
Adjusted Income from Continuing Operations - non-GAAP	$27,226	$25,699	$0.52	*
* - Difference due to rounding

	Six Months Ended
	September 30, 2017
	Pre-Tax	After-Tax	Diluted EPS
Loss from Continuing Operations - GAAP	$(9,136)	$(7,309)	$(0.15)
Adjustments:
Loss on divestiture	20,371	20,371	0.41
Refinancing costs	1,986	1,589	0.03
Restructuring cost (non-cash)	2,156	1,725	0.03
Restructuring costs (cash)	27,602	22,082	0.45
Adjusted Income from Continuing Operations - non-GAAP	$42,979	$38,458	$0.78	*
* - Difference due to rounding

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except per share data)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended
	September 30, 2016
	Pre-Tax	After-Tax	Diluted EPS
Income from Continuing Operations - GAAP	$52,590	$34,807	$0.70
Adjustments:
Loss on divestiture	4,774	4,774	0.10
Restructuring costs (non-cash)	3,740	2,581	0.05
Restructuring costs (cash)	10,462	7,219	0.15
Adjusted Income from Continuing Operations - non-GAAP	$71,566	$49,381	$1.00

* Difference due to rounding.

	Six Months Ended
	September 30, 2016
	Pre-Tax	After-Tax	Diluted EPS
Income from Continuing Operations - GAAP	$81,189	$54,541	$1.10
Adjustments:
Triumph Precision Components - Strike related costs	15,701	10,834	0.22
Triumph Precision Components - Inventory write-down	6,089	4,201	0.08
Triumph Aerospace Structures - UAS program	14,200	9,798	0.20
Loss on divestiture	4,774	4,774	0.10
Restructuring costs (non-cash)	7,231	4,989	0.10
Restructuring costs (cash)	17,113	11,808	0.24
Adjusted Income from Continuing Operations - non-GAAP	$146,297	$100,945	$2.04

* Difference due to rounding.

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

The following table reconciles our Operating income to Adjusted Operating income as noted above.

	Three Months Ended	Three Months Ended
	September 30, 2017	September 30, 2016
Operating Income - GAAP	$18,848	70,486

Adjustments:
Loss on divestiture	20,371	4,774
Restructuring costs (non-cash)	1,295	3,740
Restructuring costs (cash)	10,101	10,462
Adjusted Operating Income - non-GAAP	$50,615	$89,462

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

Cash provided by operations has been provided for consistency and comparability. We also use free cash flow available for debt reduction as a key factor in planning for and consideration of strategic acquisitions and the repayment of debt. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. The following table reconciles cash provided by operations to free cash flow available for debt reduction.

	Three Months Ended		Six Months Ended
	June 30,	September 30,	September 30,
	2017	2017	2017

Cash flow from operations	$(99,048)	$(200,017)	$(299,065)
Less:
Capital expenditures	(12,085)	(10,690)	(22,775)
Free cash flow available for debt reduction, acquisitions and share repurchases	$(111,133)	$(210,707)	$(321,840)

We use "Net Debt to Capital" as a measure of financial leverage.  The following table sets forth the computation of Net Debt to Capital:

	September 30,	March 31,
	2017	2017
Calculation of Net Debt
Current portion	$22,883	$160,630
Long-term debt	1,409,130	1,035,670
Total debt	1,432,013	1,196,300
Plus: Deferred debt issuance costs	18,638	11,752
Less: Cash	(33,669)	(69,633)
Net debt	$1,416,982	$1,138,419

Calculation of Capital
Net debt	$1,416,982	$1,138,419
Stockholders' equity	855,845	846,473
Total capital	$2,272,827	$1,984,892

Percent of net debt to capital	62.3%	57.4%